UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2009

AltiGen Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(510) 252-9712

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed on a Form 8-K filed by AltiGen Communications, Inc. on January 28, 2009, Mr. Eric D. Wanger resigned from the Board of Directors of AltiGen effective January 26, 2009.  In accordance with the Nasdaq Marketplace Rules, on January 28, 2009, the Company gave Nasdaq notice that (i) the vacancy caused by Mr. Wanger’s resignation left (a) the Board comprised of independent directors who constitute less than a majority of the Board, which does not satisfy Nasdaq Marketplace Rule 4350(c)(1) that a majority of the Board be comprised of independent directors and (b) the Audit Committee with two members, which does not satisfy the requirement of Nasdaq Marketplace Rule 4350(d)(2) that a listed company have a three member Audit Committee, and (ii) that the Company would rely on the temporary cure provision of Rules 4350(c)(1) and 4350(d)(4), respectively, until the vacancy is filled.

On February 17, 2009, the Company received notice from The Nasdaq Stock Market dated February 9, 2009, acknowledging receipt of notice from the Company on January 28, 2009, as described above and confirming that the Company could rely on the cure provision of Rules 4350(c) (1) and 4350(d)(4) in having a Board comprised of independent directors who constitute less than a majority of the Board and only two members on its Audit Committee until July 25, 2009.  The Company intends to fill the vacancy on its Audit Committee with an independent director on or prior to July 25, 2009.  The Company issued a press release on February 17, 2009 concerning this matter, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01(D) EXHIBITS.

99.1	Press release of AltiGen Communications, Inc. regarding receipt of notice from Nasdaq dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

Date: February 17, 2009	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer